Exhibit 5

                               [LETTERHEAD OF
            AHLERS, COONEY, DORWEILER, HAYNIE, SMITH & ALLBEE, P.C.]



                                                     September 11, 1997



         RE:      Casey's General Stores, Inc.
                  Registration Statement on Form S-3
                  Casey's General Stores, Inc. Dividend Reinvestment
                       and Stock Purchase Plan

Ladies and Gentlemen:

         We are counsel for Casey's General Stores, Inc., an Iowa corporation (the "Company"), and have acted as such in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") filed on September 11, 1997, with the Securities and Exchange Commission for the purpose of registering 500,000 shares of the Company's Common Stock, no par value (the "Shares") for issuance under the Casey's General Stores, Inc. Dividend Reinvestment and Stock Purchase Plan (the "Plan") by the Company from time to time pursuant to Rule 415 of the Securities Act of 1933, as amended.

         In our capacity as such counsel, we have examined such pertinent records and documents and matters of law as we have deemed necessary in order to express the opinions hereinafter set forth. On the basis thereof, we are of the opinion that:

         1. The Company has been duly incorporated and is legally existing as a corporation under the laws of the State of Iowa.

         2. When the Registration Statement becomes effective and the Shares have been issued and delivered as contemplated in the Registration Statement and as authorized by the Company's Board of Directors, the Shares will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Opinions and Experts" in Part I of the Registration Statement.

                                                     Very truly yours,



                                                     /s/ William J. Noth
                                                     FOR THE FIRM



WJN/aes